Investor Presentation:
Common Stock Offering
NASDAQ: NBN
May 2012
Filed Pursuant to Rule 433
Registration No. 333-180215
Issuer Free Writing Prospectus dated May 3, 2012
Relating to Preliminary Prospectus dated May 3, 2012

Safe Harbor Regarding Forward-Looking Statements
DISCLAIMER
Free Writing Prospectus Statement
This presentation contains certain “forward-looking statements” about Northeast Bancorp (the “Company”) within the meaning of Section 27A of the
Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to use of proceeds including the redemption of Series A preferred stock. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology such as “believe,”
“expect,” “estimate,” “anticipate,” “continue,” “plan,” “approximately,” “intend,” “objective,” “goal,” “project,” or other similar terms or variations on those terms, or the future or conditional verbs such as “will,” “may,” “should,” “could,” and “would.” Actual results could differ materially from those expressed or implied by such forward-looking statements as a result of, among other factors, the factors referenced in the Registration Statement under the heading “Risk Factors”; changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay the Company’s loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments;
increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; changes in the rules of participation for the TARP Capital Purchase Program promulgated by the U.S. Department of the Treasury under the Emergency Economic Stabilization
Act of 2008, which may be changed unilaterally and restrictively by legislative or regulatory actions; establishment of a consumer financial protection bureau with the broad authority to implement new consumer protection regulations; the risk that the Company may not be successful in the implementation of its business strategy; and changes in assumptions used in making such forward-looking statements.
Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
The Company has filed a registration statement (including a prospectus) with the SEC (File No. 333-180215) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering.  You may obtain these documents without charge by visiting
EDGAR on the SEC website at www.sec.gov.  Alternatively, copies of the prospectus relating to the offering may be obtained from Sandler O'Neill +
Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, (866) 805-4128.

Offering Summary
Issuer:
Ticker/Exchange:
Offering:
Type of Security:
Primary Shares to be Issued by NBN:
Secondary Shares to be Sold by R3 FHB Master, L.P. :
Total Shares:
Over-Allotment Option:
Northeast Bancorp (the “Company”)
NBN / NASDAQ Global Market
Follow-on Public Offering
Primary and Secondary Shares of Voting and Non-Voting¹ Common Stock
4,760,000 Shares
149,952 Shares
4,909,952 Shares
15%
Sole Book-Running Manager:                 Sandler O’Neill + Partners, L.P.
Use of Proceeds:
The Company intends to contribute the net proceeds to the capital of Northeast
Bank, where it is expected to be used for general corporate purposes, including leveraging Northeast Bank’s balance sheet to allow for loan purchases, organic loan growth and investment in securities.
The Company, subject to regulatory approval ² , also intends to use a portion of the net proceeds to redeem some or all of the outstanding shares of Series A preferred stock issued to the U.S. Treasury under the TARP Capital Purchase
Program.
The Company will not receive any proceeds from the sale of shares of common stock by the selling shareholder.
(1) Certain investors may elect or be obligated to hold shares of non-voting common stock under the Company’s articles of incorporation
(2) The Company must establish, to its regulators’ satisfaction, that it has met all of the conditions to repurchase and must obtain the approval of the Federal Reserve, which it has not yet sought; if the Company does redeem all of the Series A preferred stock, it may also negotiate a repurchase of the TARP warrant

Former members of FHB Formation LLC own
approximately 60% of Company’s
outstanding common stock
FHB Formation LLC Merger Into Northeast Bancorp
FHB Formation LLC
Management team with an established track
record in the loan acquisition business
(Capital Crossing Bank)
Northeast Bancorp
Established in 1872 in Maine
Seasoned community bank
management team
Merged
December 29,
2010

Executive Summary
• In December 2010, an investment group acquired a majority stake in Northeast
Bancorp and implemented a new business plan focused on purchasing commercial loans
• New management team consists of seasoned professionals with an established track record of success and time together in the loan acquisition business
• Newly-installed board of directors is committed to executing the business plan
• Loan Acquisition and Servicing Group has in-house capabilities for all aspects of secondary loan market acquisitions and management, and is uniquely positioned to acquire performing loans at attractive risk-adjusted returns
• Funding for growth available from opportunities within Community Bank's branch footprint, with additional potential from the recently-launched ableBanking online affinity deposit platform
• The Company has made significant investments in infrastructure and personnel to support growth plans

Claire Bean
Chief Financial Officer & Chief
Operating Officer
Heather Campion
Chief Administrative Officer
Richard Wayne
President & Chief Executive Officer
Experienced Management Team
• Co-founded Capital Crossing Bank in 1988
• Served as President and Co-Chief Executive Officer of Capital Crossing Bank from 1991 until sale in February 2007
• Capital Crossing Bank was a national leader in the purchase and management of commercial loans
• 25-year record in financial services in the Greater Boston area - Benjamin Franklin
Bancorp , Grove Bank and Lighthouse Bank (internet bank)
• Experience focused on balance sheet management, strategic planning, financial management, commercial credit oversight, operations and information technology
• Former Group Executive Vice President and Director of Corporate Affairs at Citizens
Financial Group, Inc.
• Extensive background at leading institutions in both the public and private sectors, including Harvard University’s John F. Kennedy School of Government

Experienced Management Team
Blackwell ("Bojay") Taylor
Managing Director
Patrick Dignan
Chief Credit Officer
Christopher Hickey
Managing Director
Justin Wahls
Managing Director
•
Focuses on sourcing and underwriting loan
acquisition and servicing opportunities
•
Former Vice President at CarVal Investors
David Ellingrud
Managing Director
James Krumsiek, Esq
Managing Director
Jim Delamater
President & Chief Executive Officer
Marcel Blais
Chief Operating Officer
•
Served as President and CEO of the Company
and Northeast Bank from 1981 to December
2010
•
Long active in Maine civic and community
organizations
Pender Lazenby
Chief Risk Officer
•
Former senior officer at FleetBoston,
BankBoston, and Casco Northern Bank,
specializing in corporate lending, risk
management and finance
Loan Acquisition & Servicing Group
Risk Management
Community Banking Division
•
Responsible for the retail banking, loan
administration and operational departments
of the Community Banking Division
•
Formerly with Casco Northern Bank and
Bank of Boston
•
Focuses on sourcing and underwriting
loan acquisition and servicing
opportunities in the LASG
•
Former Director at CarVal Investors
•
Manages all underwriting and due diligence
activities for the LASG
•
Former Senior Vice President and Director
of Real Estate at Capital Crossing Bank
•
Oversees all aspects of the Company’s
commercial and managed loan
portfolios nationwide
•
Former Senior Vice President and Director
of Asset Management at Capital
Crossing Bank
•
Oversees all legal aspects of the LASG
•
Former VP, Legal Counsel at Capital
Crossing Bank and Partner at
Riemer & Braunstein, LLP
•
Evaluates loan purchasing opportunities
and manages all aspects of the loan
purchasing transaction process
•
Former Senior Vice President and Director
of Investment Strategy and Analytics
at Capital Crossing Bank

Robert Glauber,
Chairman
Committed Board of Directors
Matthew
Botein
Cheryl
Dorsey
Peter
McClean
John
Orestis
Adam
Shapiro
David
Tanner
Judith E.
Wallingford
Richard
Wayne
•
Chairman of the Company and Northeast
Bank since 2010
•
Lecturer at Harvard University’s Kennedy
School of Government
•
Served as Chairman and CEO of NASD (now
FINRA), 2001 to 2006; as Under Secretary of
the Treasury, 1989-1992
•
Served on many boards, including the Board
of the Federal Reserve Bank of Boston
•
Director of the Company and Northeast Bank
since 2010
•
Managing Director at BlackRock, Inc.;
currently heads its BlackRock Alternative
Investors unit
•
Previously a Managing Director at Highfields
Capital Management
•
Director of the Company and Northeast
Bank since 2010
•
President of Echoing Green since 2002
•
Director of the Company and Northeast Bank
since 2010
•
Managing Director of Gulfstream Advisors
LLC since 2004
•
Director of the Company and Northeast
Bank since 2007
•
Owner of Schooner Estates Retirement
Community as well as Chief Executive
Officer of North Country Associates
•
Former mayor of the city of Lewiston, ME
•
Director of the Company and Northeast
Bank since 2010
•
Partner and co-founder of East Rock
Capital, LLC
•
Previously a Vice President in the Special
Situations Group at Goldman Sachs
•
Director of the Company and Northeast
Bank since 2010
•
Managing Director and member of the
Investment Committee of Arlon Group
LLC
•
Director of the Company and Northeast
Bank since 1994
•
President of The Maine Water Company
•
Certified management accountant
•
Director of the Company and Northeast
Bank since 2010
•
President & Chief Executive Officer of the
Company and Northeast Bank

Significant Insider and Institutional Investment in the Company
Non-Voting Total
Investors Voting Shares Voting (%) Shares Shares Total (%)
All Directors and Executive Officers 322,636 9.74% 0 322,636 9.20%
New Investors ¹
Arlon Capital Partners II LP 317,286 9.58% 0 317,286 9.04%
Highfields Capital Management LP 317,286 9.58% 0 317,286 9.04%
East Rock Capital, LLC 287,150 8.67% 0 287,150 8.19%
R3 FHB Master, L.P.² 114,846 3.47% 35,106 149,952 4.28%
Other New Investors³ 635,854 19.20% 160,245 796,099 22.70%
New Investor Totals 1,672,422 50.50% 195,351 1,867,773 53.25%
Other Investors 1,317,115 39.76% 0 1,317,115 37.55%
Total - All Shareholders 3,312,173 100.00% 195,351 3,507,524 100.00%
(1) New investors were members of FHB Formation LLC prior to its merger with Northeast Bancorp in 2010.  Included in “All Directors and Executive Officers” are
additional New Investors holding shares of voting common stock aggregating 231,326, or 6.60% of total shares.
(2) Intends to be a selling shareholder
(3) Includes certain other private investment funds and institutions, management, and individuals
Note: Ownership as of March 7, 2012

Loan Acquisition & Servicing Group (“LASG”) Overview
Target Loan
Profile
Transaction
Sourcing
LASG Team
Team of credit analysts, real estate
analysts, servicing specialists and legal
counsel with extensive experience in
the loan acquisition business
The LASG team has an average of over
14 years of experience in the loan
purchasing business
Four Managing Directors worked with
Richard Wayne at Capital Crossing
Bank
All loans serviced by in-house team of
experienced asset managers
Variety of sellers: banks, insurance
companies, investment funds and
government agencies
The LASG competes primarily with
limited number of community banks,
regional banks and private equity
funds
Aggregate annual volume of loans
tracked by the LASG ranged from $9
billion to $20 billion for 2009-2011
Recent economic crisis has led to a
high level of trading volume
Market expected to remain active in
times of economic prosperity as sellers
have additional reserve capacity to sell
unwanted and troubled assets
Performing commercial loans secured
by real estate or other business assets
located throughout the country
Seek to build portfolio that is diverse
with respect to geography, loan type
and collateral type
Focus primarily on loans with balances
between $1 and $3 million
Through April 30, 2012, purchased
loans for an aggregate investment of
$75.1 million with unpaid principal
balance (UPB) of $91.7 million

LASG Portfolio Screening Process
Seller Screening
Portfolio
Screening
Understand Price
Expectations
Loan Level Triage
Portfolio
Stratification &
Yield Analysis
Decision Point
• Understand sale
dynamics
• Determine
whether seller
has capital or
reserves to
absorb sale-
related write
downs
• Review prior
experience with
seller
• Review recent
experience with
advisor, if
relevant
• Assess quality of
information
available
• Review data tape
to determine
which pools
and/or loans are
worth analyzing
further
• Identify pool-
level reserves
and pricing
expectations
• Determine
whether
portfolio is likely
to trade in pools
or on an all-or-
none basis
• Identify likely
competition
• Complete
preliminary real
estate valuation
work and high-
level credit work
to identify any
red flags
• Analyze deeper
where necessary
• Stratify portfolio
by performance,
geography,
collateral type,
vintage, etc.
• Develop
preliminary loan-
level pricing
• Determine
whether or not
to proceed to full
underwriting
1,000 loans
$1.4B UPB
93 loans
$135MM UPB
2011 Activity
Loans Reviewed Loans Bid

LASG Asset-Level Underwriting Process
• Credit review
• Financial analysis
• Real estate valuation
• Legal documentation
review
• Borrower/guarantor
research
• Local market research
• Environmental analysis
• Property inspection
• Note terms
• Performance status
• Borrower/guarantor
strength
• Collateral strength
• Legal issues
• Expected yield
• Geographic location
• Servicing restrictions, if
any
• Cash flow budget
prepared for each asset
• Specific upside and
downside scenarios
identified
• Sensitivities tested at
various price points
• All elements fully
documented in
underwriting package
• Distributed
approximately 2-3 days
before bid to LASG
Credit Committee
2011 Activity
Loans Bid Loans Acquired¹
(1) Through April 30, 2012, LASG has acquired loans with total UPB of $92 million
Underwriting Components Pricing Factors Cash Flow Modeling Underwriting Package
93 loans
$135MM UPB
64 loans
$64MM UPB

LASG Purchased Loan Book – Return Through Nine Months of FY’12 ¹
• Three components drive return:
- Regularly scheduled interest and
accretion
- Gain on loan sales
- Accelerated accretion and fees
recognized on loan payoffs
• We often achieve results in excess
of our targeted yields when a loan
is prepaid
Regularly Scheduled Interest & Accretion 10.78%
Gain on Loan Sales 0.99%
Accelerated Accretion & Fees Recognized
on Loan Payoffs
3.43%
Total² 15.20%
(1) Return on purchased loans represents interest and noninterest income recorded during the period divided by the average purchased loan balance, on an annualized basis
(2) Yield excluding gain on sales is 14.21%

$4.0MM+, 9%
$0–$500K, 19%
$500K–$1.0MM, 22%
$1.0MM–$2.0MM, 26%
$2.0MM–$3.0MM, 19%
$3.0MM–$4.0MM, 5%

< 60%, 3%
60% - 70%, 10%
70% - 80%, 16%
80% - 90%, 39%
90% - 100%, 32%

All Other 2%
Industrial 18%
Retail 30%
Mixed Use 18%
Multifamily 13%
1-4 Family 6%
Office 5%
Self Storage 4%
Hospitality 4%

CA 20%
NY 13%
FL 13%
DE 9%
IL 6%
PA 12%
All Other 27%

Investment Size
• Average
investment was
$766,000/loan
• Largest purchased
investment was
$5.5 million
Collateral Type
• Diverse collateral
types focused
primarily in four
major sectors:
retail, industrial,
mixed use and
multifamily
Collateral State
• Geographically
diverse with
collateral in 16
different states
• CA, NY and FL
represent
combined 46% of
portfolio
Purchase Price
• Weighted average
purchase price of
80.9%
• 3% of portfolio
acquired for less
than 60%
(1) Based on the composition of the Company’s purchased loans through March 31, 2012 by initial investment
LASG - Summary Purchased Loan Portfolio Statistics
¹

LASG – Purchased Loan Credit Quality
Purchased Loan Book Delinquency¹
(1) Based on investment amount at March 31, 2012
• Total investment amount of $56.9 million
at March 31, 2012
• 2 loans totaling $1.0 million are more
than 30 days delinquent
• No loans more than 59 days delinquent
• No nonperforming loans

Community Banking Division: Overview
• Ten branches, four investment centers and
three mortgage loan production offices (LPOs)
located in south central and western Maine
• Diverse loan mix with stable credit profile
• Expanded residential mortgage group with
broader geographic focus
• Sold insurance division in 2011
At March 31, 2012
Locations
Maine
New
Hampshire
Portland
Portsmouth

CRE (Purchased) 15.4%
Residential (Purchased) 1.0%
CRE (Originated) 32.0%
Construction 0.4%
C & I 6.3%
Consumer 5.3%
Home Equity 12.8%
Residential (Originated) 26.8%

CDs > $250k 1.8%
Demand Deposits 10.3%
NOW Accounts 13.8%
Savings 8.2%
CDs < $250k 54.6%
Money Market 11.3%

Loan and Deposit Mix
Total Loans
$345.8 Million
Total Deposits
$403.7 Million
(1) Core deposits are defined as non-maturity deposits and non-brokered insured time deposits
Financial data at March 31, 2012
• 1.50% NPLs/loans
• Largest originated loan $3.7 million and largest
purchased loan $5.5 million (invested dollars)
• Average originated CRE loan size of $253
thousand and average purchased loan investment
size of $780 thousand
• Purchased loan yield of 14.21% for the nine
months ended March 31, 2012, compared to
5.99% for originated loans
•
Core deposits¹
of $396.4 million, or 98.2% of total
deposits
• Cost of interest-bearing deposits of 0.96%  for the
nine months ended March 31, 2012
• aBleBanking deposits of $1.1 million
Stable Core Deposit Base
Diversified Loan Portfolio

Funding
(1) Core deposits are defined as non-maturity deposits and non-brokered insured time deposits
(2) NBN’s market includes the following Maine counties: Androscoggin, Cumberland, Kennebec and Oxford
• The purchase and origination of loans is
funded 100% by core deposits¹ which totaled
$396 million at March 31, 2012
• 98.2% of total deposits
• The Community Banking Division, which
consists of ten branches in south central and
western Maine, is the primary source of core
deposit funding
• The pilot of ableBanking, an online affinity
deposit program, was launched in March 2012
to provide an additional source of core
deposit funding
2011 Maine Deposit Universe ($ millions)
Total Maine Bank Deposits $30,694.1
Portland, ME Bank Deposits $11,582.7
Deposits % of
Top 10 Banks in NBN's Market² in Market Market
By 2011 Deposits ($ millions) Share
Toronto-Dominion Bank $11,272.8 59.79%
KeyCorp $1,614.4 8.56%
Bank of America Corp. $1,125.7 5.97%
Norway Bancorp MHC $666.9 3.54%
Gorham Bancorp MHC $627.3 3.33%
Kennebec Savings Bank $524.0 2.78%
Androscoggin Bancorp MHC $500.2 2.65%
Camden National Corp. $408.6 2.17%
Northeast Bancorp $402.2 2.13%
SBM Financial Inc. $368.6 1.96%
Deposits as of June 30, 2011
Source: FDIC

Financial Data

Summary Overview
(1) Financial data at March 31, 2012; dollars in millions, other than per share amounts
(2) See Appendix for a reconciliation of non-GAAP financial measures
(3) At March 31, 2012
(4) At May 2, 2012
Financial Overview¹ Corporate Overview
Total Assets $595.0
Total Loans $345.8
Total Deposits $403.7
Total Common Equity $60.6
Tangible Book Value per Share ² $15.94
Tangible Common Equity / Tangible Assets ² 9.47%
Tier 1 Leverage Ratio 11.85%
Tier 1 Risk-based Capital Ratio 19.28%
Total Risk-based Capital Ratio 19.49%
Nonperforming Assets / Total Assets 1.02%
Nonperforming Loans / Total Loans 1.50%
TARP Preferred Stock $4.2
TARP Warrants
          Underlying Shares of Common Stock 67,958
          Exercise Price $9.33
Bank Headquarters Lewiston, ME
Corporate Offices Lewiston, ME
Boston, MA
Charter / Primary Regulators                           State of Maine
Federal Reserve
Composition of Shares Outstanding
3
Voting Shares 3,312,173
Non-Voting Shares 195,351
Total Shares Outstanding 3,507,524
Current Market Data 4
Current Stock Price $10.19
Market Capitalization $35.7
Price / Tangible Book Value
64%
Annual Dividend
$0.36
Current Dividend Yield 3.53%

Millions

Millions

Millions

Millions
TBV / Share

Balance Sheet Overview
Total Assets Total Loans
Total Deposits
Total Common Equity²
(1) Core deposits are defined as non-maturity deposits and non-brokered insured time deposits
(2) As a result of the sale of Northeast Bank Insurance Group, Inc. in August 2011, tangible equity increased by approximately $8.4 million
$346
$310

$382
$309
$289
$1
$57
$200
$250
$300
$350
$400
06/30/2010 06/30/2011 03/31/12
Originated Purchased
$51
$61
$61
$15.19
$13.58
$15.94
$10.00
$12.00
$14.00
$16.00
$18.00
$35
$40
$45
$50
$55
$60
$65
$70
06/30/2010 06/30/2011 03/31/12
$623
$596
$595
$500
$550
$600
$650
06/30/2010 06/30/2011 03/31/12
$287
$373
$396
$97
$28
$7
$384
$401
$404
74.6%
92.9%
98.2%
$0
$100
$200
$300
$400
$500
06/30/2010 06/30/2011 03/31/12
Core Deposits¹ Other Deposits

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Northeast
BANCORP

Online Affinity Deposit Program: ableBanking Pilot
•
Build a brand, attract customers and cost-
effectively obtain core deposits
•
Online affinity deposit program - designed
to allow customers to designate bank
marketing funds to any 501(c)(3) charity
• $25.00 when a new customer opens a
savings or time deposit account
• Thereafter, 25 bps of average annual
deposit balance (remitted annually)
•
As part of ableBanking pilot, the Company
has formed partnerships with non-profit
organizations in the Boston area to
highlight needs of the community
•
Boston-based pilot expected to continue
for approximately six months

Asset Quality Metrics
NPAs / Total Assets & NPLs / Total Loans
Allowance for Loan Losses / Gross Loans
Classified Loans³
NCOs / Average Loans
(1) Regional peers include all public banks and thrifts in New England with assets between $300 million and $1 billion, as of December 31, 2011
(2) Nationwide peers include all public banks and thrifts with assets between $500 million and $700 million
(3) Classified loans includes commercial real estate, commercial business, and construction loans risk rated under the Company’s internal loan rating system
(4) Calculated as net charge-offs divided by average loans for the previous 12 months. 6/30/11 ratio represents annualized experience after the merger on 12/29/10.
(5) Excludes $751 thousand of accruing loans over 90 days past due that were well secured and in the process of collection
0.47%
0.16%
0.17%
0.35%
1.15%
0.00%
0.25%
0.50%
0.75%
1.00%
1.25%
1.50%
6/30/10 6/30/11 3/31/12 Regional
Peers ¹
Nationwide
Peers ²
1.52%
0.14%
0.22%
1.37%
2.03%
0.00%
0.50%
1.00%
1.50%
2.00%
2.50%
6/30/10 6/30/11 3/31/12 Regional
Peers ¹
Nationwide
Peers ²
Decrease reflects
reversal of ALL
through purchase
accounting.
$17.2
$10.1
$5.3
$0.0
$5.0
$10.0
$15.0
$20.0
$25.0
6/30/10 6/30/11 3/31/12
1.63%
1.32%
1.02%
2.16%
4.64%
2.31%
2.33%
1.50%
3.03%
5.35%
0.00%
1.00%
2.00%
3.00%
4.00%
5.00%
6.00%
6/30/10 6/30/11 3/31/12 Regional
Peers ¹
Nationwide
Peers ²
NPAs/Assets NPLs/Loans
5
5
4

Profitability
• Substantial investments have been
made in staffing, new software, and
hardware
• Current infrastructure has significant
capacity for growth
• The yield on purchased loans is
meaningfully above that for loans
originated by the Community Bank
• Growth in purchased loans and
leveraging of current expense
structure positions the Company for
an increase in profitability
Yield on Loans¹
5.99%
14.21%
6.71%
0.00%
4.00%
8.00%
12.00%
16.00%
Originated Loan Yield Purchased Loan Yield Total Yield
(1) Yield fiscal year to date through March 31, 2012

Pro Forma Capital Ratios
(1) Assumes $48.3 million of net proceeds and 20% risk-weighting of new capital
(2) Assumes redemption of TARP preferred stock at par and repurchase of warrants for an aggregate of $285 thousand, or $4.20 per warrant, post capital raise.  At this time, no discussions with the Federal Reserve have taken place regarding the ability to repay TARP or to repurchase warrants
(3) See Appendix for a reconciliation of non-GAAP financial measures
9.47%
11.85%
19.28%
19.49%
16.32%
18.52%
31.75%
31.95%
16.39%
17.94%
30.62%
30.82%
0.00%
5.00%
10.00%
15.00%
20.00%
25.00%
30.00%
35.00%
TCE / TA ³ Tier 1 Leverage Ratio Tier 1 RBC Ratio Total RBC Ratio
As of March 31, 2012
Pro Forma Capital Raise¹
Pro Forma Capital Raise and TARP Redemption²
4

$0.00
$5.00
$10.00
$15.00
$20.00
$25.00
12/06 05/07 10/07 02/08 07/08 11/08 04/09 09/09 01/10 06/10 10/10 03/11 08/11 12/11
NBN
Valuation
Stock Price Since 2007
$10.19
(1) Nationwide peers include all public banks and thrifts with assets between $500 million and $700 million
(2) Regional peers include all public banks and thrifts in New England with assets between $300 million and $1 billion
Source: SNL Financial
As of May 2, 2012
Price / Tangible Book Value Since 2007
63.9%
112.9%
105.2%
May 02, 2012
Price $10.19
Current Price / TBV 63.9%
5/2/12
5/2/12
25%
50%
75%
100%
125%
150%
175%
200%
225%
12/06 05/07 10/07 03/08 08/08 01/09 06/09 11/09 04/10 09/10 02/11 07/11 12/11
NBN NBN Nationwide Peers¹ NBN Regional Peers²

Well-Positioned for Performance
•
Proven ability to execute loan purchasing strategies
•
Strong position in bidding for performing commercial loans
•
Experienced management team and committed board of
directors
•
Attractive valuation – opportunity to invest at key growth and profitability juncture

Appendix

Summary of Recent Financials
(1) “Predecessor Company” means Northeast Bancorp and its subsidiary before the closing of the merger with FHB Formation LLC on December 29, 2010
(2) “Successor Company” means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010
(3) As a result of the sale of Northeast Bank Insurance Group, Inc. in August 2011, tangible equity was increased by approximately $8.4 million.
Dollars in thousands
Predecessor
Company
1
As of As of As of As of
6/30/2010 12/31/2010 6/30/2011 3/31/2012
Balance Sheet
Purchased loans $0 $0 $1 $56,916
Total originated loans $382,309 $361,233 $309,912 $288,861
Total loans $382,309 $361,233 $309,913 $345,777
Total assets $622,607 $644,820 $596,393 $594,952
Core deposits $286,710 $290,975 $372,789 $396,365
Total deposits $384,197 $380,366 $401,118 $403,735
Total common equity $46,679 $60,748 $60,727 $60,643
Total risk-based capital $56,488 $58,901 $61,860 $70,694
Tangible book value per common share ³
$15.19 $13.41 $13.58 $15.94
Year Ended 181 Days Ended 184 Days Ended Nine Months Ended
6/30/2010 12/28/2010 6/30/2011 3/31/2012
Income Statement
Interest and dividend income $31,262 $14,378 $13,304 $18,659
Interest expense $13,314 $5,877 $3,207 $4,711
Provision for loan losses $1,864 $912 $707 $634
Income before taxes $2,614 $2,564 $12,492 $1,506
Net income $1,719 $1,796 $12,552 $1,115
Preferred stock dividends and accretion $243 $119 $197 $294
Net Income available to common $1,476 $1,677 $12,355 $821
Cash dividends per share $0.36 $0.18 $0.18 $0.27
Weighted average diluted shares outstanding 2,334,339 2,354,385 3,548,164 3,494,498
Diluted earnings per common share $0.63 $0.71 $3.47 $0.23
Net interest margin 3.18% 2.92% 3.58% 3.36%
Noninterest expense / Average total assets 3.18% 3.03% 5.58% 4.67%
Efficiency Ratio 82.4% 74.3% 56.6% 98.1%
Successor
Company ¹
Predecessor Successor
Company ²
Company ²

Merger Requirements ¹
•
Maintain a Tier 1 leverage ratio of at least 10%;
•
Maintain a total risk-based capital ratio of at least 15%;
•
Limit purchased loans to 40% of total loans;
At March 31, 2012 purchased loans of $56.9 million represent 16.2% of total loans;
•
Fund 100% of loans with core deposits²
At March 31, 2012 core deposits exceeded loans by $45.0 million
•
Hold commercial real estate loans including owner-occupied commercial real estate to within 300% of total risk-based capital
At March 31, 2012 commercial real estate loans of $168.4 million represent 238% of total risk-based capital
(1) Certain commitments made to the Maine Bureau of Financial Institutions and the Federal Reserve in connection with the merger of FHB Formation
LLC into Northeast Bancorp on December 29, 2010.
(2) Core deposits are defined as non-maturity deposits and non-brokered insured time deposits

Financial Description of the Merger
On December 29, 2010, the merger of the Company and FHB Formation LLC was consummated. FHB was the entity through which a group of independent accredited investors purchased 937,933 shares of the Company’s outstanding common stock and 1,161,166 shares of newly-issued voting and non-voting common stock, at a price equal to $13.93 per share. As a result of this transaction, $16.2 million of new capital was contributed to the Company and the Investors collectively own approximately 60% of the outstanding common shares of the Company. We have applied the acquisition method of accounting, as described in Accounting Standards Codification 805, “Business Combinations,” to this transaction, which represents an acquisition by FHB of Northeast, with Northeast as the surviving company.
As a result of application of the acquisition method of accounting to the Company’s balance sheet, the Company’s financial statements from the periods prior to the transaction date are not directly comparable to the financial statements for periods subsequent to the transaction date. To make this distinction, we have labeled balances and results of operations prior to the transaction date as “Predecessor Company” and balances and results of operations for periods subsequent to the transaction date as “Successor Company.” The lack of comparability arises from the assets and liabilities having new accounting bases as a result of recording them at their fair values as of the transaction date rather than at historical cost basis.
Under the acquisition method of accounting, the Company assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date. In this transaction, the estimated fair values of the Company’s net assets were greater than the purchase price. This resulted in a bargain purchase gain of $14.9 million, which was reported by the
Company as income in the three-day period ended December 31, 2010.

Sale of Northeast Bank Insurance Group, Inc.
On August 31, 2011, the Company sold customer lists and certain fixed assets of its wholly-owned subsidiary, Northeast
Bank Insurance Group, Inc. (“NBIG”) to local insurance agencies in two separate transactions. The Varney Agency, Inc. of
Bangor, Maine purchased the assets of nine NBIG offices in Anson, Auburn, Augusta, Bethel, Livermore Falls,
Scarborough, South Paris, Thomaston and Turner, Maine. The NBIG office in Berwick, Maine, which operates under the name of Spence & Matthews, was acquired by Bradley Scott, previously a member of NBIG’s senior management team.
The following is a summary of the sale transactions.
Operations associated with NBIG have been classified as discontinued operations in the consolidated statements of income. The Company has eliminated all intercompany transactions in presenting discontinued operations. Insurance commissions associated with NBIG were $965 thousand for the nine months ended March 31, 2012, all of which was recognized in the first quarter of fiscal 2012. Insurance commissions were $1.5 million for the three months and 93 days ended March 31, 2011 and $2.7 million for 181 days ended December 28, 2010. Intangible and fixed assets associated with discontinued operations totaled approximately $7.4 million and $168 thousand, respectively, at June 30, 2011. In connection with the transaction, the Company repaid borrowings associated with NBIG totaling $2.1 million.
Dollars in thousands
Sale proceeds $9,863
Less:
Customer lists and other intangible assets, net 7,379
Fixed assets, net of accumulated depreciation 165
Severance and other direct expenses 768
Pre-tax gain recognized $1,551

Historical Balance Sheet
(1) “Successor Company” means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010
(2) “Predecessor Company” means Northeast Bancorp and its subsidiary before the closing of the merger with FHB Formation LLC on December 29, 2010
Dollars in thousands
Predecessor
Company
2
As of As of As of As of
6/30/2010 12/31/2010 6/30/2011 3/31/2012
Assets
20,435 $ 72,182 $ 83,931 $ 64,880
164,188 153,521 148,962 136,730
14,254 8,195 5,176 6,354
382,309 361,233 309,913 345,777
5,806 - 437 748
Loans, net 376,503 361,233 309,476 345,029
7,997 8,013 8,271 8,918
1,292 965 690 915
2,081 1,878 1,244 1,659
4,889 4,889 4,889 4,602
597 597 871 871
11,371 13,739 13,133 4,749
13,286 13,540 13,794 14,171
5,714 6,068 5,956 6,074
Total Assets 622,607 $ 644,820 $ 596,393 $ 594,952 $
384,197 $            380,366 $           401,118 $           403,735 $
Federal Home Loan Bank Advances 50,500 52,244 43,922 43,567
Structured repurchase agreements 65,000 68,877 68,008 66,636
Short-term borrowings 46,168 62,034 2,515 1,836
Junior subordinated debentures issued to affiliated trusts 16,496 7,889 7,957 8,066
Capital lease obligation 2,231 2,154 2,075 1,953
Other borrowings 2,630 2,134 2,229 -
Other liabilities 4,479 4,147 3,615 4,289
Total Liabilities 571,701 579,845 531,439 530,082
4,227 4,227 4,227 4,227
46,679 60,748 60,727 60,643
50,906 64,975 64,954 64,870
Total Liabilities and Equity 622,607 $ 644,820 $           596,393 $           594,952 $
Successor
Common equity
Total Equity
Bank owned life insurance
Other assets
Liabilities
Deposits
Equity
TARP preferred equity
Intangible assets, net
Company
1
Cash and cash equivalents
Available-for-sale Securities, at fair value
Loans held for sale
Loans
Less:  Allowance for Loan Losses
Premises and equipment, net
Repossessed collateral, net
Accrued interest receivable
Federal Home Loan Bank Stock, at cost
Federal Reserve Bank Stock, at cost
$

Historical Income Statement
(1) “Successor Company” means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010
(2) “Predecessor Company” means Northeast Bancorp and its subsidiary before the closing of the merger with FHB Formation LLC on December 29, 2010
Dollars in thousands
181 184 Nine
Year Ended Days Ended Days Ended Months Ended
6/30/2010 12/28/2010 6/30/2011 3/31/2012
31,262 $                     14,378 $                     13,304 $                     18,659 $
13,314 5,877 3,207 4,711
17,948 8,501 10,097 13,948
1,864 912 707 634
16,084 7,589 9,390 13,314
1,504 698 670 1,036
(18) 17 1,200 1,111
1,264 1,867 830 2,482
2,054 1,174 1,435 2,111
502 250 258 377
- - 15,441 -
377 225 348 120
5,683 4,231 20,182 7,237
9,921 4,949 7,681 11,539
2,772 1,352 1,627 2,735
Professional fees 845 509 819 1,231
- - 663 935
Goodwill impairment 408 - - -
FDIC insurance premiums 745 346 269 364
Merger expense 547 94 3,189 -
4,235 2,205 2,900 3,978
19,473 9,455 17,148 20,782
2,294 2,365 12,424 (231)
782 698 (83) (209)
Net income (loss) from continuing operations 1,512 1,667 12,507 (22)
Net income (loss) from discontinued operations 207 129 45 1,137
Net income 1,719 1,796 12,552 1,115
243 119 197 294
1,476 $                       1,677 $                       12,355 $                     821 $
Weighted-average diluted common shares outstanding 2,334,339 2,354,385 3,548,164 3,494,498
0.54 $                         0.66 $                         3.46 $                         (0.09) $
0.09 0.05 0.01 0.32
Total diluted earnings per common share 0.63 $                         0.71 $                         3.47 $                         0.23 $
Net interest and dividend income after provision for loan losses
Successor Company¹
Interest and dividend income
Interest expense
Net Interest Income
Provision for Loan Losses
Predecessor Company
2
Other expense
Fees for other services to customers
Net security gains (losses)
Gain on sales of loans
Investment commissions
Bank-owned life insurance income
Bargain purchase gain
Other income
Total noninterest income
Salaries and employee benefits
Occupancy and equipment expense
Intangible asset amortization
Diluted earnings (loss) per common share:
Continuing operations
Discontinued operations
Total noninterest expense
Income (loss) from continuing operations before income tax expense (benefit)
Income tax expense (benefit)
Preferred stock dividends and discount accretion
Net income available to common stockholders

Non-GAAP Reconciliation
(1)
“Successor Company” means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010
(2)
“Predecessor Company” means Northeast Bancorp and its subsidiary before the closing of the merger with FHB Formation LLC on December 29, 2010
We calculate tangible common equity by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible book value per share by dividing tangible common equity by actual common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholder’s equity by actual common shares outstanding. We calculate tangible common equity to tangible assets by dividing tangible common equity by tangible assets. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. A reconciliation of the non-GAAP measures of tangible assets, tangible common equity and tangible book value per share to the GAAP measures of common stockholder’s equity and book value per share is set forth below.
Dollars in thousands
Predecessor
Company
2
As of As of As of As of
6/30/2010 12/31/2010 6/30/2011 3/31/2012
Total Assets 622,607 $             644,820 $             596,393 $             594,952 $
Less: Intangible Assets 11,371 13,739 13,133 4,749
Tangible Assets 611,236 $             631,081 $             583,260 $             590,203 $
Total Shareholders' Equity 50,906 $               64,975 $               64,954 $               64,870 $
Less: Preferred Stock 4,227 4,227 4,227 4,227
Common Shareholders' Equity 46,679 60,748 60,727 60,643
Less: Intangible Assets 11,371 13,739 13,133 4,749
Tangible Common Equity 35,308 $               47,009 $               47,594 $               55,894 $
Book Value Per Common Share 20.08 $                   17.33 $                   17.33 $                   17.29 $
Less: Intangible Assets Per Common Share 4.89 3.92 3.75 1.35
Tangible Book Value Per Common Share 15.19 $                   13.41 $                   13.58 $                   15.94 $
Tangible Common Equity / Tangible Assets 5.78% 7.45% 8.16% 9.47%
Share Information:
Common Shares Outstanding 2,323,832 3,505,524 3,507,524 3,507,524
Company
1
Successor